Exhibit 99

MEREDITH CORPORATION NAMES JASON FRIEROTT VP & CHIEF FINANCIAL OFFICER

DES MOINES, IA (February 27, 2020) - Meredith Corporation (NYSE:MDP) announced today that Jason Frierott has been named Vice President and Chief Financial Officer, effective March 9, 2020. He succeeds Joe Ceryanec, who is retiring effective March 31.
Frierott, 46, joins Meredith following 21 years at GE, including more than 10 years as a Chief Financial Officer for several of GE’s large business units. This included stints as a senior financial executive at GE Transportation, GE Power & Water and GE Energy. He also spent eight years in an executive role on GE’s Corporate Audit staff.
Frierott earned a Bachelor’s in Business Administration degree from the University of Arizona in 1997. Following graduation, he spent three years in GE’s intensive Finance Management Program, a rotational development program providing in-depth finance and leadership training.
“Jason has a proven track record of senior financial management of multi-billion-dollar enterprises within the prestigious GE brand,” said Meredith President and CEO Tom Harty. “He has led large financial teams, and we look forward to Jason applying his experience and expertise to help us grow Meredith’s market-leading competitive position.”
In his new role at Meredith, Frierott will lead all financial activities of the enterprise, including accounting, financial planning, treasury, investor relations, internal audit and information technology. Frierott will play key roles in strategic planning, business operations, mergers and acquisitions, and debt-reduction strategies. He will report to Harty.
“I’m extremely honored to be chosen to lead the outstanding group of financial professionals at Meredith,” said Frierott. “It’s an exciting time to be joining Meredith, a proven leader in the media industry across multiple distribution platforms.  I look forward to playing a key role as Meredith builds upon its already strong financial position, and helping the company grow shareholder value.”
ABOUT MEREDITH CORPORATION

Meredith Corporation has been committed to service journalism for 118 years. Today, Meredith uses multiple distribution platforms-including broadcast television, print, digital, mobile and video-to provide consumers with content they desire and to deliver the messages of its advertising and marketing partners.

Meredith's National Media Group reaches 180 million unduplicated American consumers every month, including nearly 90 percent of U.S. millennial women. Meredith is a leader in creating content across media platforms and life stages in key consumer interest areas such as entertainment, food, lifestyle, parenting and home. Meredith is the No. 1 magazine operator in the U.S., and owner of the largest premium content digital network for American consumers. Meredith’s leading national brands PEOPLE, Better Homes & Gardens, InStyle, Allrecipes, REAL SIMPLE, SHAPE, Southern Living, FOOD & WINE, Travel + Leisure, Martha Stewart Living and Health. Meredith also features robust brand licensing activities including more than 3,000 SKUs of branded products at 4,000 Walmart stores across the U.S. and at walmart.com. Meredith’s National Media Group also includes leading affinity marketer Synapse, and The Foundry, the Company's state-of-the-art creative lab and content studio.

Meredith’s Local Media Group includes 17 television stations reaching 11 percent of U.S. households and 30 million viewers. Meredith’s portfolio is concentrated in large, fast-growing markets, with seven stations in the nation’s Top 25 markets -including Atlanta, Phoenix, St. Louis and Portland - and 13 in the Top 50.

Meredith's stations produce more than 700 hours of local news and entertainment content each week, and operate leading local digital destinations. Meredith also owns MNI Targeted Media, which delivers targeted advertising solutions to more than 1,200 clients on a local, regional and national level.

-- # # # # --

Media Contact: Art Slusark, Chief Communications Officer (515) 284-3404; Art.Slusark@meredith.com

Shareholder/Financial Analyst Contact: Mike Lovell; Director of Investor Relations (515) 284-3622; Mike.Lovell@meredith.com

2